CORRECTION / AMENDMENT TO INVESTMENT AGREEMENT


Parties:	Discovery Genomics, Inc. ("DGI")
		614 McKinley Place N.E.
		Minneapolis, MN 55413


		Techne Corporation ("Techne")
		614 McKinely Place N.E.
		Minneapolis, MN 55413


		Roger Lucas
		41 East Pleasant Lake Road
		North Oaks, MN 55127


Date:		April 23, 2002


Recitals: The parties entered into an Investment Agreement on August 2, 2001 (the "Investment Agreement"). The Investment Agreement provided in part that Techne as the holder of all Preferred Shares would initially have the right to elect one half of the members of the board of directors of DGI and that subsequently, if certain financial milestones were not met, Techne would have the right to elect a majority of the members of the board of directors of DGI. The understanding and intent of the parties was that the first of the financial milestones established, i.e., a net loss not in excess of $800,000, was to be measured in the first year of DGI operating largely with funds provided by Techne's investment, i.e., the fiscal year ending
June 30, 2002. The milestones established for subsequent periods were intended to be measured in the subsequent fiscal years. An error was made in the Investment Agreement in that the milestones referred to "fiscal 2001" and subsequent fiscal years. The error was repeated in Amended Bylaws and Statement of Designation of Shares of DGI which were intended to implement the parties' understanding and intent. The parties wish to correct the error.


Agreement: The parties hereby amend in part Section 6.8 of the Investment Agreement by deleting the words "(i) a net loss in excess of $800,000 in fiscal 2001, (ii) a net loss in excess of $1,600,000 in fiscal 2002, (iii) a net loss in excess of $1,600,000 in fiscal 2003" and inserting in lieu thereof the following: "(i) a net loss in excess of $800,000 in the fiscal year ending June 30, 2002, (ii) a net loss in excess of $1,600,000 in the fiscal year ending June 30, 2003, (iii) a net loss in excess of $1,600,000 in the fiscal year ending 2004". All other provisions of the Investment Agreement shall remain unchanged. DGI further agrees promptly to take all necessary and appropriate steps to amend its Amended Bylaws and Statement of Designation of Shares to reflect and implement this Amendment /
Correction of Investment Agreement.


                                              Discovery Genomics, Inc.


                                              By /s/ John Haaland

                                                 Its President & CEO



                                              Techne Corporation

                                              By /s/ Thomas E. Oland

                                                 Its President



                                              /s/ Roger Lucas